RETURN TO:
WILLIAM WATSON TRICK, JR
1216 East Atlantic Blvd., Suite 7
Pompano Beach, FL 33060
This instrument was prepared by:
WILLIAM WATSON TRICK, JR
1216 East Atlantic Blvd., Suite 7
Pompano Beach, FL 33060

MORTGAGE

THIS MORTGAGE ("Security Instrument") is made this February 22, 2007, between the Mortgagor, TREBOR INDUSTRIES, INC., a Florida corporation, whose post office address is 940 NW 1st Street., Fort Lauderdale, FL 33311 (herein "Borrower" or "Mortgagpr") and Mortgagee, GKR ASSOCIATES, LLC, a Florida limited liability company, whose post office address is c/o Rockland Properties, LLC, attn: Kenny Hale 1314 East Las Olas Boulevard #1114, Fort Lauderdale, FL 33301 (herein "Lender' or "Mortgagee").

WHEREAS, BORROWER is indebted to Lender in the principal sum of ONE HUNDRED THOUSAND and no /100 DOLLARS ($100,000.00), which indebtedness is evidenced by Borrower's note dated the same date as this Mortgage, (herein "Note") providing for monthly payments with the balance of the indebtedness, if not sooner paid, due and payable on February 22, 2012.

To Secure to Lender the repayment of the indebtedness evidenced by the Note, with interest thereon, the payment of all other sums, with interest thereon, advanced in accordance herewith to protect the security of this Mortgage, and the performance of the covenants and agreements of Borrower herein contained, Borrower does hereby mortgage grant and convey to Lender and Lender's successors and assigns, the following described property located in the County of Broward, State of Florida:

Lots 7 and 8, Block 200, of F.R. OLIVER'S AMENDED PLAT OF SEMINOLE ADDITION, according to the plat thereof, as recorded in Plat Book 1, Page 88, Public Records of Miami-Dade County, Florida; said lands being situate in Broward County, Florida.

together with the buildings and improvements now or hereafter situated thereon, and all and singular the tenements, hereditaments, easements, riparian rights and other rights now or hereafter belonging or appertaining to the Property, and the rights (if any) in all adjacent roads, ways, streams, alleys, strips and gores, and the reversions, remainder and remainders, rents, issues and profits thereof, and all the estate, right, title, interest, property, claim and demand whatsoever of Borrower of, in and to the same and every part and parcel thereof, together with:

A. All property rights of any kind whatsoever, whether personal, mixed or otherwise, including accounts, accounts

receivables, general intangibles, equipment and inventory, which are located at, or which are used in connection with or arise out of the conduct of the Borrower's business related said property; the abstract of title covering the Property; all inventory, together with any proceeds thereof and any replacements thereof, that are now or may hereafter be located and situate on the Property; the hazard insurance policy covering the Property together with any and all extensions and replacements thereof, and any and all rights thereunder; and any and all rights of subrogation provided hereby or arising thereunder; monies in any escrow accounts established or accrued pursuant to the terms hereof;

B. Any and all tangible property (collectively, the "Equipment") now or hereafter owned by Borrower and now or hereafter located at, affixed to, placed upon or used in connection with the Property or any present or future improvements thereon, including without limitations, all machinery, equipment, appliances, fixtures, conduits and systems for generating or distributing air, water, heat, air conditioning electricity, light, fuel or refrigeration, or for ventilating or sanitary purposes, or for the exclusion of vermin or insects, or for the removal of dust, refuse, sewage or garbage, or for fire prevention or extinguishing; all motors, engines, generators, compressors pumps, lift stations, tanks, boilers, water heaters, furnaces and incinerators; all furniture, furnishings, fixtures, appliances, installations, partitions, shelving, cabinets, lockers, vaults and wall safes; all carpets, carpeting, rugs, under padding, linoleum, tiles, mirrors, wall coverings, windows, storm doors, awnings, canopies, shades, screens, blinds, draperies and related hardware, chandeliers and light fixtures, all plumbing, sinks, basins, toilets, faucets, pipes, sprinklers, disposals, laundry appliances and equipment, and kitchen appliances and equipment; all alarms, safety, electronic, telephone, music, entertainment and communications equipment and systems; all janitorial maintenance, cleaning, window washings, vacuuming, landscaping, pool and recreational equipment and supplies; and any other items of property, wherever kept or stored, if acquired by Borrower with the intent of incorporating them in and/or using them in connection with the Property or any improvements to the Property; together also with all additions thereto and replacements and proceeds thereof;

C. (1) and all awards or payments, including interest thereon and the right to receive the same, growing out of or resulting from any exercise of the power of eminent domain (including the taking of all or any part of the Property and/or the Equipment), or any alteration of the grade of any street upon which the Property Abuts, or any other injury to, taking of, or decrease in the value of the Property and/or the Equipment or any part thereof; (2) any unearned premiums on any hazard, casualty, liability, flood or other insurance policy carried for the benefit of Borrower and/or Lender with respect to the Property and/or the Equipment together with the right to receive any payment, award of proceeds payable to Borrower under said insurance policies: (3) all rights of Borrower in and to all supplies and materials delivered to or located upon the Property or elsewhere and used or usable in connection with the construct an of refurbishing or improvements on the Property; and (4) all rights of Borrower in, to, under, by virtue of, arising from or growing out of any and all present or future contracts, instruments, accounts, insurance policies, permits, licenses, trade names, plans, appraisals, reports, paid fees, choses-in-action, subdivision restrictions or declaration or other intangibles whatsoever now or hereafter dealing with, affecting or concerning the Property, the improvements thereto, or any portion thereof or interest therein, including but not limited to: (i)all license and franchise agreement, any and all modifications, amendments, extensions, renewals and substitution thereof all governmental permits and/or licenses issued in connection with the use, operation and/or occupancy of any improvements on the Property and any business operations conducted thereon, (iii) all contracts, plans and permits for or related to the Property or its development or the construction or refurbishing of improvements on the Property; (iv) any agreements for the provision of utilities to the Property; (v.) all payment, performance and/or other bonds, (vi) any contracts now existing or hereafter made for the sale by Borrower of all or any portion of the Property and/or Equipment, including any deposits paid by any purchasers (howsoever such deposits may be held) and any proceeds of such sales contracts, including any purchase money notes and mortgages made by such purchasers;

D. All of Borrower's rights to enter into any lease agreement regarding all or any part of the Property, and all of Borrower's rights to encumber the Property further for debt.

(hereinafter collectively referred to as the "Property") which has the address of 936-940 NW 1st Street., Fort Lauderdale, FL 33311, (herein "Property Address").

This is a Purchase Money Second Mortgage, executed by Borrower in connection with its purchase of the Property from Mortgagee, and is subject and inferior only to that certain mortgage of even date herwwith, securing the original principal sum of $1,000,000.00, executed by Borrower in favor of Colonial Bank, N.A., hereinafter referred to as the "first mortgage". Borrower shall accept no advances under the first mortgage, and Borrower shall not make or accept any modification of the first mortgage without Lender's written consent.

Borrower covenants that Borrower is lawfully seised of the estate hereby conveyed and has the right to mortgage, grant and convey the Property, and that the Property is unencumbered. Borrower covenants that Borrower warrants and will defend generally the title to the Property against all claims and demands.

COVENANTS. Borrower and Lender covenant and agree as follows:

1. Payment of Principal and Interest; Prepayment and Late Charges. Borrower shall promptly pay when due the principal of and interest on the debt evidenced by the Note and any late charges and other sums due under the Note.

2. Application of Payments. Unless applicable law provides otherwise, all payments received by Lender under Paragraph .1 shall be applied: first, to late charges due and other sums due under the Note; second, to amounts payable under the terms of this Security Instrument; third, to interest due; and last, to principal due.

3. Charges; Liens. Borrower shall pay all taxes, assessments charges, fines and impositions attributable to the Property which may attain priority over this Security Instrument, sums payable under the first mortgage and leasehold payments or ground rents, if any. Borrower shall pay these obligations on time directly to the person owed payment. Borrower shall promptly furnish to Lender all notices of amounts to be paid under this Paragraph. If Borrower makes these payments directly, Borrower shall promptly furnish to Lender receipts evidencing the payments.

Borrower shall promptly discharge any lien (other then the first mortgage, unless the first mortgage shall be in default) which has priority over this Security Instrument unless Borrower: (a) agrees in writing to the payment of the obligation secured by the lien in a manner acceptable to Lender; (b) contests in good faith the lien by, or defends against enforcement of the lien in legal proceedings which in the Lender's opinion operate to prevent the enforcement of the lien or forfeiture of any part of the Property; or (c) secures from the holder of the lien an agreement satisfactory to Lender subordinating the lien to this Security Instrument. If Lender determines that any part of the Property s subject to a lien which may attain priority over this Security Instrument, Lender may give Borrower a notice identifying the lien. Borrower shall satisfy the lien or take one or more of the actions set forth above within 10 days of the giving of notice.

4. Hazard Insurance. Borrower shall keep the improvements now existing or hereafter erected on the Property insured against loss by fire, hazards included within the term "extended coverage" and any other hazards for which Lender requires insurance. This insurance shall be maintained in the amounts and for the periods that Lender requires. The insurance carrier providing the insurance shall be chosen by Borrower subject to Lender's approval which shall not be unreasonably withheld. if Borrower fails to maintain coverage described above, Lender may, at Lender's option, obtain coverage to protect Lender's rights in the Property in accordance with Paragraph 6.

All insurance policies and renewals shall be acceptable to Lender And shall include a standard mortgage clause. Lender shall have the right to hold the policies and renewals. If Lender requires, Borrower shall promptly give to Lender all receipts of paid premiums and renewal notices. In the event of loss, Borrower shall give prompt notice to the insurance carrier and Lender. Lender may make proof of loss if not made promptly by Borrower.

Unless Lender And Borrewer otherwise agree in writing, insurance proceeds shall be applied to restoration or repair of the Property damaged, if the restoration or repair is economically feasible and Lender's security is not lessened. If the restoration or repair is not economically feasible or Lender's security would be lessened, the insurance proceeds shall be applied to the sums secured by this Security Instrument, whether or not then due, with any excess paid to Borrower. If Borrower abandons the Property or does not answer within 10 days a notice from Lender that the insurance

carrier has offered to settle a claim, the Lender may collect the insurance proceeds. Lender may use the proceeds to repair or restore the Property or to pay sums secured by this Security Instrument, whether or not then due. The 10-day period will begin when the notice is given.

Unless Lender and Borrower otherwise agree in writing, any application of proceeds to principal shall not extend or postpone the due date of the payments referred to in Paragraph 1 or change the amount of the payment. If the Property is acquired by Lender pursuant to the terms hereof, Borrower's right to any insurance policies and proceeds resulting from damage to the Property prior to the acquisition shall pass to Lender to the extent of the sums secured by this Security Instrument immediately prior to the acquisition.

5. Preservation, Maintenance and Protection of the Property; Leaseholds. Borrower shall not destroy, damage, impair or substantially change the Property, allow the Property to deteriorate or commit waste on the Property. Borrower shall maintain a service contract on the items of the Equipment for which Lender maintained a service contract prior to conveyance of the Property to Borrower. Borrower shall be in default if any forfeiture action or proceeding, whether civil or criminal, is begun, that in Lender's good faith judgment could result in forfeiture of the Property or materially impair the lien created by this Security Instrument or Lender's security interest. If this Security Instrument is on a leasehold, Borrower shall comply with the provisions of the lease, and if Borrower acquires fee title to the Property, the leasehold and fee title shall not merge unless Lender agrees to the merger in writing.

6. Protection of Lender's Rights in the Property. If Borrower fails to perform the covenants and agreements contained in this Security Instrument or there is a legal proceeding that may significantly affect Lender's rights in the Property (such as a proceeding in bankruptcy, probate, for condemnation or forfeiture or to to enforce laws or regulations), the, Lender may do and pay for whatever is necessary to protect the value of the Property and Lender's rights in the Property. Lender's actions may include paying any sums secured by a lien which has priority over this Security Instrument (including, but not limited to, the first mortgage), appearing in court, paying reasonable attorneys' fees and entering on the Property to make repairs. Although Lender may take action under this Paragraph 6, Lender does not have to do so.

Any amounts disbursed by Lender under this Paragraph 6 shall become additional debt of Borrower secured by this Security Instrument. Unless Borrower and Lender agree to other terms of payment, these amounts shall bear interest from the date of disbursement at the Note rate and shall be payable, with interest, upon notice from Lender to Borrower requesting payment.

7. Inspection. Lender or its agent may make reasonable entries upon and inspections of the Property. Lender shall give Borrower notice at the time of or prior to an inspection specifying reasonable cause for the inspection. Additionally, Lender shall have the right without reasonable cause, but upon reasonable notice, to enter upon and inspect the Property once each year.

8. Condemnation. The proceeds of any award or claim for damages, direct or consequential, in connection with any condemnation or other taking of any part of the Property, or for conveyance in lieu of condemnation, are hereby assigned and shall be paid to Lender.

In the event of a total taking of the Property, the proceeds shall be applied to the sums secured by this Security Instrument, whether or not then due, with any excess paid to Borrower. In the event of a partial taking of the Property, unless Borrower and Lender otherwise agree in writing, the sums secured by this Security Instrument shall be reduced by the amount of the proceeds multiplied by the following fraction: (a) the total amount of the sums secured immediately before the taking, divided by (b) the fair market value of the Property immediately before the taking. Any balance shall be paid to Borrower. In the event of a partial taking of the Property in which the fair market value of the Property immediately before the taking is less than the amount of the sums secured immediately before the taking, unless Borrower and Lender otherwise agree in writing, the proceeds shall be applied to the sums secured by this Security Instrument whether or not the sums are then due.

If the property is abandoned by Borrower, or if, after notice by Lender to Borrower that the condemnor offers to make an award or settle a claim for damages, Borrower fails to respond to Lender within 10 days after the date the notice is given, Lender is authorized to collect and apply the proceeds, at its option, either to restoration or repair of the Property or to the sums secured by this Security Instrument, whether or not then due.

Unless Lender and Borrower otherwise agree in writing, any application of proceeds to principal shall not extend or postpone the due date of the monthly payments referred to in Paragraph I or change the amount of such payments.

9. Borrower Not Released: Forbearance by Lender Not a Waiver. Extension of the time for payment or modification of amortization of the sums secured by this Security Instrument granted by Lender to any successor in interest of Borrower shall not operate to release the liability of the original Borrower or Borrower's successors in interest. Lender shall not be required to commence proceedings against any successor in interest or refuse to extend time for payment or otherwise modify amortization of the sums secured by this Security Instrument by reason of any demand made by the original Borrower or Borrower's successors in interest.. Any forbearance by Lender in exercising any right or remedy shall not be a waiver of or preclude the exercise of any right or remedy.

10. Successors and Assigns Bound; Joint and Several Liability; Co-signers. The covenants and agreements of this Security Instrument shall bind and benefit the successors and assigns of Lender and Borrower, subject to the provisions of Paragraph 16. hereof. Borrower's covenants and agreements shall be joint and several. Any Borrower who co-signs this Security instrument but does not execute the Note: (a) is co-signing this Security Instrument only to mortgage, grant and convey that Borrower's interest in the Property under the terms of this Security Instrument; (b) is not personally obligated to pay the sums secured by this Security Instrument; and (c) agrees that Lender and any other Borrower may agree to extend, modify, forbear or make any accommodations with regard to the terms of this Security Instrument or the Note without that Borrower's consent.

11. Loan Charges. If the loan secured by this Security Instrument is subject to a law which sets maximum loan charges, and that law is finally interpreted so that the interest or other loan charges collected or to be collected in connection with the loan exceed the permitted limits, then: (a) any such loan charge shall be reduced by the amount necessary to reduce the charge to the permitted limit; and (b) any sums already collected from Borrower which exceed permitted limits will be refunded to Borrower.

12. Legislation Affecting Lender's Rights. if enactment or expiration of applicable laws has the effect of rendering any provision of the Note or this Security Instrument unenforceable according to its terms, Lender, at its option, may require immediate payment in full of all sums secured by this Security Instrument.

13. Notices. Any notice to Borrower provided for in this Security Instrument shall be given by delivering it or by mailing it by first class mail unless applicable law requires use of another method. The notice shall be directed to the Property Address or any other address Borrower designates by notice to Lender. Any notice to Lender shall be given by first class mail to Lender's address stated herein or any other address Lender designates by notice to Borrower. Any notice provided for in this Security Instrument shall be deemed to have given to Borrower or Lender when given as provided in this paragraph.

14. Governing Law; Severability. This Security Instrument shall be governed by the law of the State of Florida. In the event that any provision or clause of this Security Instrument or the Note conflicts with applicable law, such conflict shall not affect other provisions of this Security Instrument or the Note which can be given effect without the conflicting provision. To this end the provisions of this Security Instrument and the Note are declared to be severable.

15. Borrower' s Copy. Borrower shall be given one conformed copy of the Note and of this Security Instrument.

16. Transfer of the Property or a Beneficial Interest in Borrower. If all or any part of the Property or any

interest in it is sold or transferred (or if a beneficial interest in Borrower is sold or transferred and Borrower is not a natural person) without Lender's prior written consent, Lender may, at its option, require immediate payment in full of all sums secured by this Security Instrument.

17. Acceleration; Remedies. If Borrower shall breach or default under any covenant or agreement of the Note or this Security Instrument, and such breach or default shall remain uncured for a period of 15days, Lender at its, option may require immediate payment in full of all sums secured by this Security Instrument without further demand and may foreclose this Security Instrument by judicial proceeding. Lender shall be entitled to collect all expenses incurred in pursuing the remedies provided in this paragraph 17., including, but not limited to, reasonable attorneys' fees and costs of title evidence.

18. Assignment of Rents; Appointment of Receiver:

A. As further security for the repayment of the Loan, Borrower hereby assigns and transfers to Lender all rents, income, issues and profits of the Premises and all right, title and interest of Borrower in and under all leases and tenancies and occupancy agreements of any nature whatsoever (and any extensions and renewals thereof) now or hereafter affecting the Premises (the "Leases"), together with any guaranties thereof and any security deposits or prepaid rent thereunder. Borrower hereby empowers Lender, its agents or attorneys, to demand, collect, sue for, receive, settle, compromise and give acquittances for all of the rents that may become due under the Leases and to avail itself of and pursue all remedies for the enforcement of the Leases and Borrower's rights thereunder that Borrower could have pursued but for this assignment. Lender is hereby vested with full power and authority to use all measures, legal and equitable, deemed necessary or proper by Lender to enforce this assignment, to collect the rents so assigned, and/or to cure any default and perform any covenant of Borrower as the landlord under any of the Leases, including without limitation the right to enter upon all or any part of the Premises and to take possession thereof to the extent necessary to exercise such powers. Lender shall have the right (but not the obligation) to advance any sums necessary to exercise such powers, which sums shall bear interest, shall be paid and shall be secured as otherwise herein provided. Borrower hereby empowers Lender to use and apply all such rents and other income of the Premises to the payment of the Loan and all interest thereon and any other indebtedness or liability of Borrower to Lender, and to the payment of the costs of managing and operating the Premises, including without limitation: (i) taxes, special assessments, insurance premiums, damage claims, and the costs of maintaining, repairing, rebuilding, restoring and making rentable the Improvements; (ii) all sums advanced by Lender (with interest thereof for the payment of such costs or for any other reason permitted by this Mortgage or any other Loan Document; and (iii) all costs, expenses and attorney's fees incurred by Lender in connection with the enforcement of this Mortgage and/or any Lease; all in such order of priority as Lender may deem appropriate in its sole discretion.

B. Lender shall not be obliged to press any of the rights or claims of Borrower assigned hereby, nor to perform or carry out any of the obligations of the landlord under any lease, and Lender assumes no duty or liability whatsoever in connection with or arising from or growing out of the covenants of Borrower in any lease. This Mortgage shall not operate to make Lender responsible for the control, cure, management or repair of all or any part of the Premises, nor shall it operate to make Lender liable for (I) the performance or carrying out of any of the terms or conditions of any lease, (ii) any waste of the Premises by any tenant or any other person, (iii) any dangerous or defective condition of the Premises, nor (iv) any negligence in the management, upkeep, repair or control of all or any part of the Premises resulting in loss or injury or death to any tenant, licensee, employee or stranger. Borrower hereby indemnifies and holds Lender harmless against any and all liability, loss, claim, damage, costs and attorney's fees whatsoever which Lender may or might incur under any Lease or by reason of this assignment, and against any and all claims or demands whatsoever (and any related costs and attorney's fees) which may be asserted against Lender by reason of any alleged obligations or undertaking on its part to perform or discharge any of the terms, covenants or agreements contained in any lease. Nothing herein contained shall be construed as constituting Lender a trustee or mortgagee in possession.

C. Borrower shall promptly deliver to Lender a true, correct and complete copy of each Lease as and when Borrower shall enter into the same, and Borrower shall procure and deliver to Lender estoppel letters or certificates from

each tenant, in form and substance satisfactory to Lender, within thirty (30) days after Lender's request therefor. Borrower hereby represents and warrants to Lender (and shall be deemed to have represented and warranted to Lender upon and as of the date of delivering to Lender a copy of each Lease), except as previously or concurrently disclosed to and approved by Lender in writing; (i) that each such copy delivered (or to be delivered) to Lender is true, correct and complete; (ii) that Borrower is the sole owner of the entire landlord's interest in each Lease and has not previously assigned or pledged any Lease or any interest therein to any person other than Lender; (iii) that all the Leases are in full force and effect and have not been altered, modified or amended in any manner whatsoever except as have been previously disclosed to Lender; (iv) that each tenant thereunder has accepted that tenant's respective premises and is paying rent oh a current basis; (v) that no default exists on the part of such tenants or on the part of Borrower as landlord in their respective performances of the terms, covenants, provisions and agreements contained in the Leases; (vi) that no rent has been paid by any of the tenants for more than one (1) month in advance; (vii) that Borrower is not indebted to any tenant in any manner whatsoever so as to give rise to any right of set-off against or reduction of the rents payable under any Lease; and (viii) that no payment of rents to accrue under any Lease has been or will be waived, released, reduced, discounted or otherwise discharged or compromised by Borrower directly or indirectly, whether by assuming any tenant's obligations with respect to other premises or otherwise.

D. Borrower covenants and agrees with Lender: that each Lease shall remain in full force and effect irrespective of any merger of the interests of the landlord and tenant thereunder; (ii) that without the prior written consent of Lender, which it may grant or withhold in its sole discretion, Borrower shall not terminate, modify or amend any Lease or any guaranty thereof, nor grant any concessions in connection therewith (either orally or in writing) nor accept any surrender of cancellation thereof I and that any attempted termination, modification, amendment, concession, surrender or cancellation without such written consent shall be null: and void, provided, however, that Borrower may terminate or cancel the Lease of a defaulting tenant for the purpose of re-letting the premises; (iii) that Borrower shall not collect more than one (1) month rent, income and or profits arising or accruing under any Lease in advance of the due date for the same, nor discount any future accruing rents, nor suffer or permit to arise in favor of any tenant any release of liability or any right to withhold payment or rent, nor take any action or permit any omission or exercise any right or election which would in any way impair the value of any lease or diminish any tenant's liability thereunder or have the effect of terminating or shortening the stated term of any lease; (iv) that Borrower shall perform all of Borrower's covenants and agreements as landlord under each Lease and shall promptly send Lender copies of any notice of alleged default on the part of Borrower as landlord received from any tenant thereunder (v) that if requested by Lender, Borrower shall expeditiously and in good faith enforce the leases and all remedies available to Borrower in case of default by the tenants thereunder; and (vi) that Borrower shall not execute any assignment or pledge of any Lease or any interest therein or any of the rents thereunder, nor consent to any tenant's assignment of any Lease or any subletting thereunder, nor request, accept, consent to or agree to any subordination of any lease to any mortgage other than this Mortgage now or hereafter affecting the Premises.

E. Although Borrower and Lender intend that this instrument shall be a present assignment, it is expressly understood and agreed that so long as no default shall exist under this Mortgage or any other Loan Document, Borrower may collect assigned rents and profits for not more than one (1) month in advance of the accrual thereof, but upon the occurrence of any such default, or at an time during its continuance, all rights of Borrower to collect or receive rents or profits shall wholly terminate upon notice from Lender. The tenants Under all the leases are hereby irrevocably authorized to rely upon and comply with (and shall be fully protected in so doing) any notice or demand by Lender for the payment to Lender of any rental or other sums which may be or thereafter become due under the Leases, or for the performance of any of the tenants' undertakings under the leases, and none of them shall have the right or duty to inquire as to whether any default hereunder or under any other Loan Document shall be actually occurred or is then existing.

F. In any action to foreclose this Mortgage, or upon the actual or threatened waste to any part of the Premises, Lender shall have the right to apply without notice for the appointment of a receiver of the Premises and the rents and profits thereof, and Lender shall be entitled to the appointment Of such a receiver as a matter of right, without consideration of the value of the Premises as security for the amounts due Lender or the solvency of any Obligor. To that extent permitted by law, Borrower hereby waives any right to object to the appointment of a receiver as aforesaid

and expressly consents that such appointment shall be made as an admitted equity and as a matter of absolute right to Lender.

19. Release. Upon payment of all sums secured by this Security Instrument, Lender shall release this Security Instrument without charge to Borrower. Borrower shall pay any recordation costs.

20. Attorneys Fees. As used in this Security Instrument and the Note, "attorneys' fees" shall include any attorneys' fees awarded by an appellate court.

21. Funds for Taxes and Insurance. INTENTIONALLY DELETED

22. Hazardous Substances. Borrower shall not cause or permit the presence, use, disposal, storage, or release of any Hazardous Substances on or in the Property. Borrower shall not do, nor allow anyone else to do, anything affecting the Property that is in violation of any Environmental Law. The preceding two sentences shall not apply to the presence, use, or storage on the Property of small quantities of Hazardous Substances that are generally recognized to be appropriate to normal residential uses and to maintenance of the Property.

Borrower shall promptly give Lender written notice of any investigation, claim, demand, lawsuit or other action by any governmental or regulatory agency or private party involving the Property and any Hazardous Substance or Environmental Law of which Borrower has actual knowledge. If Borrower learns, or is notified of any governmental or regulatory authority, that any removal or other remediation of any Hazardous Substance affecting the Property is necessary Borrower shall promptly take all necessary remedial actions in accordance with Environmental Law.

As used in this paragraph 22, "Hazardous Substances" are those substances defined as toxic or hazardous substances by Environmental Law and the following substances: gasoline, kerosene, or other flammable or toxic petroleum products, toxic pesticides and herbicides, volatile solvents, materials containing asbestos or formaldehyde, and radioactive materials. As used in this paragraph 22, "Environmental Law" means federal laws and laws of the jurisdiction where the Property is located that relate to health, safety or environmental protection.

23. Further Assurances. Borrower shall sign and deliver to lender (and pay the costs of preparation and recording) and any subsequent holder hereof, from time to time, and upon demand, any further instruments or documents so as to reaffirm, correct, or perfect the evidence of the obligations secured by this Security Instrument and the legal security title of Lender to all or any part of the Property intended to be hereby mortgaged, whether now mortgaged, later substituted for, or acquired subsequent to the date of this Security Instrument and extensions or modifications of this Security Instrument.

24. WAIVER OF JURY TRIAL. BORROWER AND LENDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON THE TERMS HEREOF, OR ARISING OUT OFF OR IN CONNECTION WITH THIS SECURITY INSTRUMENT AND ANY AGREEMENT OR INSTRUMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE PARTIES.

25. Security Agreement. this Mortgage is a "security agreement" and creates a "security interest" in favor of Lender as a "secured party" with respect to all property included in the promises which is covered by the Uniform Commercial Code. Upon default under the Note, this Security Instrument or any other Loan Document, Lender may at its option pursue any and all rights and remedies available to a secured party with respect to any portion of the Property so covered by the Uniform Commercial Code, or Lender may at its option proceed as to all or any part of the Property in accordance with Lender's rights and remedies in respect of real property. Borrower and Lender agree that the mention of any portion of the Property in a financing statement filed in the records normally pertaining to personal property shall never derogate from or impair in any way their declared intention that all items of collateral described in this Security

Instrument are part of the real estate encumbered hereby to the fullest extent permitted by law, regardless of whether any such item is physically attached to the improvements or whether serial numbers are used for the better identification of certain items of equipment. Specifically, the mention in any such financing statement of (a) the rights in or the proceeds of any insurance policy, (b) any award in eminent domain proceedings for a taking or for loss of value, Borrower's interest as lessor in any present or future lease or right to income growing out of the use or occupancy of the Property or improvements thereto, whether pursuant to lease or otherwise, or (d) any other item included in the definition of the Property shall never be construed to alter any of the rights of Lender as determined by this Security Instrument or to impugn the priority of Lender's lien and security interest with respect to the Property; such mention in a financing statement is declared to be for the protection of Lender in the event any court shall hold that notice of Lender's priority of interest with respect to any such portion of the Property must be filed in the Uniform Commercial Code records in order to be effective against or to take priority over any particular class of persons, including but not limited to the federal government and any subdivision or instrumentality of the federal government. This Security Instrument or a carbon, photographic copy or other reproduction hereof or of any financing statement shall be sufficient as a financing statement.

BY SIGNING BELOW, BORROWER accepts and agrees to the terms and covenants contained in this Security Instrument and in any rider(s) executed by Borrower and recorded with it.

Signed, sealed and delivered
in the presence of:

Name: ~~William~~ WATSON TRICK, JR

Name: JOHN H. ADAIR, III

TREBOR INDUSTRIES, INC., A Florida corporation

BY: ______________ Pres.

ROBERT M. Carmichael, President

State of Florida
County of Broward

The foregoing instrument was acknowledged before me this February 22, 2007, by ROBERT M. Carmichael, President of TREBOR INDUSTRIES, INC., A Florida corporation, on behalf of the corporation. He is personally known to me or has produced

as identification.

My Commission Expires:

JOHN H. ADAIR, III
MY COMMISSION EXPIRES
April 15, 2007
#DD 203325
Bonded thru Notary Public Underwriters
NOTARY PUBLIC, STATE OF FLORIDA

Notary Public

Name: JOHN H. ADAIR, III